Exhibit 2.4

Deed of Variation - Scheme Implementation Deed

Lionheart III Corp

and

Empatan PLC

and

Security Matters Limited

ACN 626 192 998

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	1

2.	Variation of SID	2
2.1	Variation	2
2.2	Confirmation of the SID	3
2.3	Prior rights and obligations not affected	3

3.	Inconsistency	3

4.	General	3
4.1	Severability	3
4.2	No variation	3
4.3	Execution and delivery	3
4.4	Counterparts	4
4.5	Governing law and jurisdiction	4

Deed of Variation

Date 19 January 2023

Parties

1.	Lionheart III Corp a Delaware Corporation of 4218 NE 2nd Avenue, Miami, FL 33137 (Lionheart)

2.

Empatan PLC a public limited company incorporated in Ireland with registered number 722009 and a registered address at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6 (Parent)

3.	Security Matters Limited ACN 626 192 998 of Level 25, 525 Collins Street, Melbourne, Victoria 3000 (SMX)

Background

A.	The parties are parties to the SID.

B.	The parties varied the SID by way of a Deed of Variation on 8 January (“First Deed”)

C.	The parties wish to further vary the SID as set out in this Deed

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

(a)	In this Deed:

ASIC means Australian Securities and Investments Committee;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne;

Deed means this deed including the background, any schedules and any annexures;

Effective Date means the date of this deed;

First Deed means the Deed of Variation executed by the parties on or about 8 January 2023

SID means the Scheme Implementation Deed made between the parties and dated 26 July 2022; and

(b)	Unless otherwise indicated, words or expressions defined in the Deed have the same meaning in this deed.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	headings are used for convenience only and do not affect the interpretation of this Deed;

(d)	other grammatical forms of a defined word or expression have a corresponding meaning;

(e)	a reference to a document is to that document as amended, novated, supplemented, extended or restated from time to time;

(f)	a reference to a party is to a party to this deed and includes that party’s executors, administrators, successors, permitted assigns and permitted substitutes;

(g)	“person” includes a natural person, partnership, body corporate, association, joint venture, governmental or local authority, and any other body or entity whether incorporated or not;

(h)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) is to that statute as amended, consolidated, re-enacted or replaced from time to time;

(i)	“include”, “for example” and any similar expressions are not used, and must not be interpreted, as words of limitation;

(j)

a reference to any agency or body that ceases to exist, is reconstituted, renamed or replaced, or has its powers or functions removed (defunct body) is to the agency or body that performs most closely the powers or functions of the defunct body;

(k)	any provision in this Deed which is in favour of more than one person benefits all of them jointly and each of them severally; and

(l)	any provision in this Deed which binds more than one person binds all of them jointly and each of them severally.

2.	Further Variation of SID

2.1	Variation

With effect on and from the Effective Date, the SID is varied as follows:

(a)	modify the definition of encumbrances to add ‘with the exclusion of security granted pursuant to bridge loans disclosed in the Scheme Booklet’

(b)

the parties acknowledge that the share capital of SMX has changed since the execution of the SID and the First Deed and the changes set out below are to replace the incorrect share capital currently contained in the First Deed:

(i)	a total of 167,854,581 SMX Shares on issue;

(ii)	a total of 32,122,957 SMX Options on issue; and

(iii)	a total of 13,914,114 ESOP Options on issue.

(c)

The parties acknowledge that Michal Firstinberg holds 77,025 options, and has paid the exercise price for them. As such, prior to the implementation of the SID, she will be issued with shares which shall immediately convert as part of the scheme.

2.2	Confirmation of the SID

All provisions of the SID other than those varied by clause 2.1 or varied by the First Deed remain unchanged and continue in full force.

3.	General

3.1	Severability

Any provision of this Deed which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

3.2	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

3.3	Execution and delivery

By executing this Deed, a party intends:

(i)	to be immediately bound by this Deed; and

(ii)	for such execution to constitute delivery of this Deed to each other party.

(b)	Nothing in this clause 3.3 should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.

(c)

This clause 3.3 supersedes, terminates and replaces any prior agreements and communications between the parties which indicate that the agreements recorded in this Deed are “subject to contract” or similar arrangements.

3.4	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document. A party may sign a counterpart by executing a signature page and electronically transmitting a copy of the signed page to each other party or their authorised representative. Signatures on behalf of one party that are on different counterparts will be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Deed.

3.5	Governing law and jurisdiction

(a)	This Deed is governed by and must be construed in accordance with the laws of Victoria.

(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

Executed as a deed

Signed for and on behalf of Lionheart III Corp by its duly authorised representative in the presence of:

/s/ Wendy Sullivan	/s/ Paul H. Rapisarda
Signature of witness	Signature of authorised representative By executing this agreement the representative staters that they have received no notice that their authority to do so has been revoked

Wendy Sullivan	Paul H. Rapisarda
Name of witness (please print)	Name (please print)

Signed and delivered for and on behalf of and as a deed of Empatan PLC by its lawful appointed attorney in the presence of:

/s/ Haggai Alon	/s/ Doron Afik
Signature of witness	Signature of attorney

Haggai Alon	Doron Afik
Name of witness (please print)	Name of attorney (please print)

Address of witness

CEO
Occupation of witness

Executed by Security Matters Limited ACN 626 192 998 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Haggai Alon
Signature of director	Signature of director

Haggai Alon
Name (please print)	Name (please print)